EXHIBIT (8)(s)(7)

AMENDMENT No. 8 TO PARTICIPATION AGREEMENT (FRANKLIN)

Amendment No. 8 to

Amended and Restated Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (The “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Life Insurance Company (the “Company”) or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2007, and subsequently amended July 30, 2007, January 10, 2008, November 1, 2008, October 1, 2010, October 31, 2011, March 1, 2012 and January 15, 2013, (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	Schedule C and Schedule D are hereby restated in their entirety with the attached Schedule C and Schedule D.

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of May 1, 2013.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement.	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: /s/ Steven M. Kluever
Name: Steven M. Kluever
Title: Vice President

The Company:	TRANSAMERICA LIFE INSURANCE COMPANY

By: /s/ John Mallett
Name: John Mallett
Title: Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

By: /s/ Brenda L. Smith
Name: Brenda L. Smith
Title: Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration
Yes/No

PFL Corporate Account One	No
Retirement Builder Variable Annuity Account	Yes
Separate AccountVA B	Yes

Separate AccountVA K	Yes
Separate AccountVA L	Yes
Separate AccountVA P	Yes
Separate AccountVA R	Yes

Separate Account VA-8	Yes
Transamerica Corporate Separate Account Sixteen	Yes

Separate Account VUL-4 of Transamerica Life Insurance Company	Yes
Separate Account VUL-5 of Transamerica Life Insurance Company	Yes
Separate Account VUL-6 of Transamerica Life Insurance Company	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Growth and Income Securities Fund – Class 1 and 2
2.	Franklin Income Securities Fund – Class 1 and 2
3.	Franklin Rising Dividends Securities Fund – Class 1 and 2
4.	Franklin Small Cap Value Securities Fund – Class 1 and 2
5.	Franklin Small-Midcap Growth Securities Fund – Class 1 and 2
6.	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4
7.	Mutual Shares Securities Fund – Class 1 and 2
8.	Templeton Developing Markets Securities Fund – Class 1 and 2
9.	Templeton Foreign Securities Fund – Class 1 and 2
10.	Templeton Global Bond Securities Fund – Class 1 and 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)

the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be in electronic format) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)

we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o
Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA94402

With respect to the following agreement(s) (collectively, the “Agreement”)

(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios	Offering Date(s)
Listing of current classes for your reference: Class 1 (no 12b-1 fee); Class 2 (12b-1 fee of 25 bps); Class 4 (12b-1 fee of 35 bps); or Class 5 (12b-1 fee of 10 bps).

Name and title of authorized person of insurance company:

Contact Information:

Schedule D

Contracts of the Company

The variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.